UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 24, 2005


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



   MARYLAND                           1-13589           36-4173047
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  (State or other jurisdiction of (Commission File     (I.R.S. Employer
   incorporation or organization)   Number)             Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

Prime Group Realty Trust (the "Company") issued a Press Release today announcing that Dearborn Center, L.L.C., the joint venture which owns the Bank One Center building at 131 South Dearborn Street in Chicago, Illinois (the "Joint Venture"), has executed a lease expansion with Citadel Investment Group, L.L.C. ("Citadel").

The lease amendment with Citadel is for 47,235 square feet in the first and second floors of the building. The amendment is effective as of December 1, 2004 for a term of 9 years and 1 month. This increases Citadel's total direct leased space at Bank One Center to 324,812 square feet.

The Company holds a 30% subordinated common interest in the Joint Venture. As a result of this lease amendment, the Company has met a leasing condition under the Joint Venture agreement and qualified for the distribution to it of $9.8 million from the Joint Venture. This distribution has been received by the Company.

A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits:

                 Exhibit
                   No.              Description
                 -------            -----------
                   99.1             Press  Release of Prime Group Realty Trust
                                    dated  January 26, 2005.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PRIME GROUP REALTY TRUST


Dated: January 26, 2005          By:    /s/ Jeffrey A. Patterson
                                        ------------------------

                                        Jeffrey A. Patterson
                                        President and Chief Executive Officer

                                                                    EXHIBIT 99.1

                   PRIME GROUP REALTY TRUST ANNOUNCES
          47,235 SQUARE FOOT LEASE EXPANSION AT BANK ONE CENTER


Chicago, IL. - January 26, 2005 - Prime Group Realty Trust (NYSE:PGE)(the "Company") announced today that Dearborn Center, L.L.C., the joint venture which owns the Bank One Center building at 131 South Dearborn Street in Chicago, Illinois (the "Joint Venture"), has executed a lease expansion with Citadel Investment Group, L.L.C. ("Citadel").

The lease amendment with Citadel is for 47,235 square feet in the first and second floors of the building. The amendment is effective as of December 1, 2004 for a term of 9 years and 1 month. This increases Citadel's total direct leased space at Bank One Center to 324,812 square feet.

Citadel is a leading global investment manager, with approximately $11 billion under management and over 950 employees worldwide. Citadel currently maintains their headquarters at Bank One Center. "Bank One Center is one of the newest and most technologically advanced buildings in Chicago's central business district and the facility works very well for Citadel" said Jeffrey Patterson - President and CEO; "We are very happy to be a part of Citadel's ongoing growth."

Bank One Center's retail space is now 50.3% leased, an increase from 14.2%. Overall the building is 75.3% leased.

The Company holds a 30% subordinated common interest in the Joint Venture. As a result of this lease amendment, the Company has met a leasing condition under the Joint Venture agreement and qualified for the distribution to it of $9.8 million from the Joint Venture. This distribution has been received by the Company.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 11 office properties containing an aggregate of 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.8 million net rentable square feet, and approximately 9.3 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

Prime Group Realty Trust

Jeffrey A. Patterson                        Richard M. FitzPatrick,
President and Chief Executive Officer       Chief Financial Officer
312-917-1300                                312-917-1300